                                                                    EXHIBIT 21.1

                                THE PANTRY, INC.

                                  Subsidiaries

         Name of Subsidiary            State of Incorporation
         ------------------            ----------------------
         Lil' Champ Food Stores, Inc.  Florida
         Sandhills, Inc.               Delaware
         PH Holding Corporation        North Carolina
         Global Communications, Inc.   South Carolina
         R & H Maxxon, Inc.            South Carolina

                          LIL' CHAMP FOOD STORES, INC.

                                  Subsidiaries

         Name of Subsidiary        State of Incorporation
         ------------------        ----------------------
         Miller Enterprises, Inc.  Florida

                             PH HOLDING CORPORATION

                                  Subsidiaries

         Name of Subsidiary           State of Incorporation
         ------------------           ----------------------
         TC Capital Management, Inc.  Delaware
         Pantry Properties, Inc.      South Carolina

                            MILLER ENTERPRISES, INC.

                                  Subsidiaries

         Name of Subsidiary            State of Incorporation
         ------------------            ----------------------
         Peninsular Petroleum Company  Florida